Exhibit 99.1

5880 Pacific Center Blvd, San Diego, CA 92121	858-373-1600	www.infosonics.com

Contact:
Jeffrey A. Klausner	John Mills or Allyson Pooley
Chief Financial Officer	Integrated Corporate Relations
858-373-1600	310-954-1100
ir@infosonics.com	jmills@icrinc.com / apooley@icrinc.com

INFOSONICS TO PRESENT AT THE KAUFMAN BROS.

 9TH ANNUAL INVESTOR CONFERENCE

SAN DIEGO, CA, August 22, 2006- InfoSonics Corporation (NASDAQ: IFON), one of the fastest growing distributors of wireless handsets serving Latin America and the United States, announced today that Joseph Ram, the Company’s Chief Executive Officer, will be presenting at the Kaufman Bros. 9th Annual Investor Conference to be held September 6-7, 2006, at The W Hotel, in New York City.

InfoSonics’ investor presentation will be webcast live at 10:20 a.m. EDT on Thursday, September 7, 2006 and will be available on the investor relations portion of the Company’s website at www.infosonics.com.

About InfoSonics Corporation

InfoSonics is one of the fastest growing distributors of wireless handsets and accessories, providing end-to-end handset and wireless terminal solutions for network operators in both the United States and Latin America. These solutions include product approval and certification, light assembly, logistics services, marketing campaigns, warranty services, and end user support. For more information, please visit http://www.infosonics.com.